NAME OF REGISTRANT:
Franklin California Tax-Free Income Fund
File No. 811-02790

EXHIBIT ITEM No. 77(c): Submission of matters to a vote of security holders


MEETING OF SHAREHOLDERS, MARCH 21, 2007 AND RECONVENED ON APRIL 11, 2007

A Special Meeting of Shareholders of the Franklin California Tax-Free Income Fund (the Fund) was held at the Trust's offices, One Franklin Parkway, San Mateo, California on March 21, 2007 and reconvened on April 11, 2007. The purpose of the meeting was to elect Trustees of the Trust and to vote on the following Proposals and Sub-Proposals: to approve an Agreement and Plan of Reorganization that provides for the reorganization of the Fund into a Delaware statutory trust; to approve amendments to certain of the Fund's fundamental investment restrictions (including eight (8) Sub-Proposals), and to approve the elimination of certain fundamental investment restrictions. At the meeting, the following persons were elected by the shareholders to serve as Independent Trustees of the Trust: Harris J. Ashton, Robert F. Carlson, Sam Ginn, Edith E. Holiday, Frank W. T. LaHaye, Frank A. Olson, Larry D. Thompson and John B. Wilson. Charles B. Johnson and Rupert H. Johnson, Jr. were elected by shareholders to serve as Interested Trustees. Shareholders also approved the Agreement and Plan of Reorganization providing for the reorganization of the Fund into a Delaware statutory trust, amendments to certain of the Fund's fundamental investment restrictions (including eight (8) Sub-Proposals), and the elimination of certain of the Fund's fundamental investment restrictions. No other business was transacted at the meeting.

The results of the voting at the meeting are as follows:

Proposal 1. The Election of Trustees:

-----------------------------------------------------------------------------------------------------------------
                                                       % OF       % OF                          % OF       % OF
                                                   OUTSTANDING    VOTED                     OUTSTANDING    VOTED
NAME                                  FOR             SHARES     SHARES       WITHHELD         SHARES     SHARES
-----------------------------------------------------------------------------------------------------------------
Harris J. Ashton ...........   1,101,410,328.928     58.654%     97.383%   29,596,379.645      1.576%     2.617%
Robert F. Carlson ..........   1,101,794,755.983     58.675%     97.417%   29,211,952.590      1.555%     2.583%
Sam L. Ginn ................   1,101,740,912.298     58.672%     97.412%   29,265,796.275      1.558%     2.588%
Edith E. Holiday ...........   1,101,415,955.246     58.655%     97.384%   29,590,753.327      1.575%     2.616%
Frank W. T. LaHaye .........   1,101,214,768.524     58.644%     97.366%   29,791,940.049      1.586%     2.634%
Frank A. Olson .............   1,101,523,393.087     58.660%     97.393%   29,483,315.486      1.570%     2.607%
Larry D. Thompson ..........   1,102,189,836.127     58.696%     97.452%   28,816,872.446      1.534%     2.548%
John B. Wilson .............   1,102,179,941.187     58.695%     97.451%   28,826,767.386      1.535%     2.549%
Charles B. Johnson .........   1,101,289,220.683     58.648%     97.372%   29,717,487.890      1.582%     2.628%
Rupert H. Johnson, Jr. .....   1,101,425,477.275     58.655%     97.385%   29,581,231.298      1.575%     2.615%

Proposal 2. To approve an Agreement and Plan of Reorganization that provides for the reorganization of the Fund into a Delaware statutory trust:

----------------------------------------------------------------------
                                                    % OF        % OF
                                                OUTSTANDING     VOTED
                              SHARES VOTED         SHARES      SHARES
----------------------------------------------------------------------
For .....................     785,753,248.923     41.844%      69.473%
Against .................      25,929,002.437      1.381%       2.292%
Abstain .................      61,822,195.213      3.292%       5.467%
Broker Non-Votes ........     257,502,262.000     13.713%      22.768%
----------------------------------------------------------------------
TOTAL ...................   1,131,006,708.573     60.230%     100.000%
----------------------------------------------------------------------


Proposal 3. To approve amendments to certain of the Fund's fundamental investment restrictions (includes eight (8) Sub-Proposals):

(a) To amend the Fund's fundamental investment restriction regarding borrowing:

----------------------------------------------------------------------
                                                    % OF        % OF
                                                OUTSTANDING     VOTED
                              SHARES VOTED         SHARES      SHARES
----------------------------------------------------------------------
For .....................     769,826,644.989     40.996%      68.065%
Against .................      40,402,870.253      2.152%       3.572%
Abstain .................      63,274,931.331      3.369%       5.595%
Broker Non-Votes ........     257,502,262.000     13.713%      22.768%
----------------------------------------------------------------------
TOTAL ...................   1,131,006,708.573     60.230%     100.000%
----------------------------------------------------------------------

(b) To amend the Fund's fundamental investment restriction regarding underwriting:

----------------------------------------------------------------------
                                                    % OF        % OF
                                                OUTSTANDING     VOTED
                              SHARES VOTED         SHARES      SHARES
----------------------------------------------------------------------
For .....................     773,802,029.595     41.208%      68.417%
Against .................      31,620,131.248      1.684%       2.796%
Abstain .................      68,082,285.730      3.625%       6.019%
Broker Non-Votes ........     257,502,262.000     13.713%      22.768%
----------------------------------------------------------------------
TOTAL ...................   1,131,006,708.573     60.230%     100.000%
----------------------------------------------------------------------

(c) To amend the Fund's fundamental investment restriction regarding lending:

----------------------------------------------------------------------
                                                    % OF        % OF
                                                OUTSTANDING     VOTED
                              SHARES VOTED         SHARES      SHARES
----------------------------------------------------------------------
For .....................     770,884,087.114     41.052%      68.159%
Against .................      36,500,508.111      1.944%       3.227%
Abstain .................      66,119,851.348      3.521%       5.846%
Broker Non-Votes ........     257,502,262.000     13.713%      22.768%
----------------------------------------------------------------------
TOTAL ...................   1,131,006,708.573     60.230%     100.000%
----------------------------------------------------------------------

(d) To amend the Fund's fundamental investment restriction regarding investments in real estate:

----------------------------------------------------------------------
                                                    % OF        % OF
                                                OUTSTANDING     VOTED
                              SHARES VOTED         SHARES      SHARES
----------------------------------------------------------------------
For .....................     775,193,409.008     41.282%      68.540%
Against .................      33,357,588.123      1.776%       2.949%
Abstain .................      64,953,449.442      3.459%       5.743%
Broker Non-Votes ........     257,502,262.000     13.713%      22.768%
----------------------------------------------------------------------
TOTAL ...................   1,131,006,708.573     60.230%     100.000%
----------------------------------------------------------------------


(e) To amend the Fund's fundamental investment restriction regarding investments in commodities:

----------------------------------------------------------------------
                                                    % OF        % OF
                                                OUTSTANDING     VOTED
                              SHARES VOTED         SHARES      SHARES
----------------------------------------------------------------------
For .....................     767,946,241.646     40.896%      67.899%
Against .................      38,089,962.123      2.028%       3.368%
Abstain .................      67,468,242.804      3.593%       5.965%
Broker Non-Votes ........     257,502,262.000     13.713%      22.768%
----------------------------------------------------------------------
TOTAL ...................   1,131,006,708.573     60.230%     100.000%
----------------------------------------------------------------------

(f) To amend the Fund's fundamental investment restriction regarding issuing senior securities:

----------------------------------------------------------------------
                                                    % OF        % OF
                                                OUTSTANDING     VOTED
                              SHARES VOTED         SHARES      SHARES
----------------------------------------------------------------------
For .....................     773,854,763.211     41.211%      68.421%
Against .................      32,504,230.303      1.731%       2.874%
Abstain .................      67,145,453.059      3.575%       5.937%
Broker Non-Votes ........     257,502,262.000     13.713%      22.768%
----------------------------------------------------------------------
TOTAL ...................   1,131,006,708.573     60.230%     100.000%
----------------------------------------------------------------------

(g) To amend the Fund's fundamental investment restriction regarding industry concentration:

----------------------------------------------------------------------
                                                    % OF        % OF
                                                OUTSTANDING     VOTED
                              SHARES VOTED         SHARES      SHARES
----------------------------------------------------------------------
For .....................     773,522,524.555     41.193%      68.392%
Against .................      31,937,720.226      1.701%       2.824%
Abstain .................      68,044,201.792      3.623%       6.016%
Broker Non-Votes ........     257,502,262.000     13.713%      22.768%
----------------------------------------------------------------------
TOTAL ...................   1,131,006,708.573     60.230%     100.000%
----------------------------------------------------------------------

(h) To amend the Fund's fundamental investment restriction regarding diversification of investments:

----------------------------------------------------------------------
                                                    % OF        % OF
                                                OUTSTANDING     VOTED
                              SHARES VOTED         SHARES      SHARES
----------------------------------------------------------------------
For .....................     783,445,207.087     41.721%      69.270%
Against .................      27,941,632.000      1.488%       2.470%
Abstain .................      62,117,607.486      3.308%       5.492%
Broker Non-Votes ........     257,502,262.000     13.713%      22.768%
----------------------------------------------------------------------
TOTAL ...................   1,131,006,708.573     60.230%     100.000%
----------------------------------------------------------------------


Proposal 4. To approve the elimination of certain of the Fund's fundamental investment restrictions:

----------------------------------------------------------------------
                                                    % OF        % OF
                                                OUTSTANDING     VOTED
                              SHARES VOTED         SHARES      SHARES
----------------------------------------------------------------------
For .....................     766,836,314.254     40.837%      69.164%
Against .................      38,982,249.022      2.076%       2.311%
Abstain .................      67,685,883.297      3.604%       3.108%
Broker Non-Votes ........     257,502,262.000     13.713%      25.417%
----------------------------------------------------------------------
TOTAL ...................   1,131,006,708.573     60.230%     100.000%
----------------------------------------------------------------------